                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Metrocall, Inc. on Form S-8 of our report dated February 27, 1998, except for
Note 10 as to which the date is December 1, 1998, on our audits of the combined financial statements of AT&T Wireless Services, Inc. - Messaging Division, a business unit of AT&T Wireless Services, Inc., as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Form 8-K/A of Metrocall, Inc. as filed on January 27, 1999.



                                                      PricewaterhouseCoopers LLP


Seattle, Washington
January 27, 1999